Exhibit j.

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of Phoenix-Kayne California Intermediate Tax-Free Bond Fund, Phoenix-Kayne Intermediate Total Return Bond Fund, Phoenix-Kayne International Fund, Phoenix-Kayne Rising Dividends Fund and Phoenix-Kayne Small-Mid Cap Fund (constituting Phoenix Kayne Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 21, 2005